Unaudited Pro Forma Condensed Combined Financial Information

On May 3, 2016, Spark HoldCo and Spark Energy, Inc. (collectively, “Spark”, except where the context indicates a reference only to Spark Energy, Inc.) entered into a Membership Interest Purchase Agreement (the “Major Energy Purchase Agreement”), with Retailco, LLC and National Gas & Electric, LLC (“NG&E”), pursuant to which Spark agreed to purchase, and NG&E agreed to sell, all of the outstanding membership interests in Major Energy Services LLC, a New York limited liability company, Major Energy Electric Services LLC, a New York limited liability company, and Respond Power LLC, a New York limited liability company (collectively, the “Major Energy Companies”). NG&E is owned by W. Keith Maxwell III, our Chairman of the Board, founder and majority shareholder. The closing of the acquisition occurred on August 23, 2016.
The unaudited pro forma financial information considers the aggregation of financial statement impacts for the following two transactions, collectively referred to in this document as "the acquisition transactions":

•
The acquisition of the Major Energy Companies by NG&E, which closed on April 15, 2016, was accounted for as a business combination using the acquisition method of accounting. NG&E paid $40 million in cash and assumed liabilities for litigation settlements of $5 million at closing of the acquisition. The purchase also included $15 million in installment consideration subject to achievement of certain performance targets and up to an estimated $20 million in earnouts over the next 33 months subject to achievement of certain performance targets.

•
The acquisition of the Major Energy Companies by Spark from NG&E, which is an entity under common control with Spark, will be accounted for as a transfer of equity interests of entities under common control using the pooling of interests method. The transaction was financed through the issuance of two million shares of Class B common stock (and a corresponding number of Spark HoldCo units) at the closing and included Spark assuming the $5 million litigation settlements and the installment consideration and earnouts described above in addition to a potential earnout of an additional 200,000 Class B common shares depending on achievement of performance targets.

This unaudited pro forma condensed combined financial information reflects Spark's acquisition and related events taking into consideration the above accounting treatments, and they apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information based on currently available information. Further, these adjustments could materially change as both the determination of the purchase price and the allocation of the purchase price accounting for the acquisition have not been finalized. The pro forma financial information includes certain assumptions deemed reasonable by management at the time of preparation. There can be no assurance that these assumptions and the pro forma financial information will be indicative of actual combined performance or final purchase price accounting by Spark. Subsequent to the acquisition, Spark will control all of the business of the Major Energy Companies and as a result will consolidate the results, including a recast of operating results from the date that NG&E acquired the Major Energy Companies.
The unaudited pro forma condensed combined balance sheet as of June 30, 2016 reflects the acquisition and related events as if they had been consummated on June 30, 2016. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2015 and the six months ended June 30, 2016, reflect the acquisition and related events as if they had been consummated on January 1, 2015.
The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the acquisition transactions, are expected to have an ongoing effect on our consolidated results and are factually supportable. Pro forma adjustments related to the unaudited condensed combined balance sheet give effect to events that are directly attributable to the acquisition transactions and are factually supportable regardless of whether they have a ongoing effect or are non-recurring. Total fees and costs of the acquisition include legal, accounting and other fees and costs that have or will be expensed. The charges directly attributable to the acquisition transactions represent non-recurring costs and were therefore excluded from the unaudited pro forma financial information. The unaudited pro forma financial information does not reflect the cost of integration activities or benefits from the acquisitions and synergies that may be derived, both of which may have a material effect on the consolidated results of operations in periods following completion of the acquisition by Spark. Our unaudited pro forma condensed combined financial information and explanatory notes present how our financial statements may have appeared had the acquisition occurred on the dates noted above.
The unaudited pro forma condensed combined financial statements and related notes are presented for informational purposes only and do not purport to represent the financial position or results of operations as if the transactions had occurred on the dates discussed above. They do not include any adjustments for any other pending or contemplated acquisitions of the Company except as described herein. They also do not project or forecast the consolidated financial positions or results of operations for any future date or period. The unaudited financial information set forth herein is preliminary and subject to adjustments and modifications. The audited financial statements and related notes are to be included in Spark's Annual Report on Form 10-K for the year ending December 31, 2016. Adjustments and modifications to the financial statements may be identified during the course of this audit work, which could result in significant differences from this preliminary unaudited financial information. The unaudited pro forma condensed combined financial statements and related notes should be read together with:

•	the separate historical audited financial statements of Spark as of and for the year ended December 31, 2015 included in Spark's Annual Report on Form 10-K for the year ended December 31, 2015;
•
the separate historical unaudited financial statements of Spark as of and for the six months ended June 30, 2016 included in Spark's Quarterly Report on Form 10-Q for the six months ended June 30, 2016;

•
the separate historical audited combined financial statements of the Major Energy Companies as of and for the year ended December 31, 2015, which are included as Exhibit 99.1 on Form 8-K filed on June 15, 2016; and

•
the separate historical unaudited combined financial statements of the Major Energy Companies as of and for the six months ended June 30, 2016, which are included as Exhibit 99.2 to this current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2016
(In thousands of U.S. Dollars)

	Historical Spark	Major Energy Companies		Reclassification		Acquisition Adjustments		Spark Pro Forma
Assets
Currents assets:
Cash and cash equivalents	$7,262	$5,507		$—		$—		$12,769
Restricted cash	—	77		—		—		77
Accounts receivable	42,677	21,617		—		—		64,294
Accounts receivable—affiliates	1,009	—		—		—		1,009
Inventory	1,827	—		86	(g)	—		1,913
Natural gas inventories	—	86		(86)	(g)	—		—
Fair value of derivative assets	2,705	—		—		—		2,705
Customer acquisition costs, net	11,857	—		—		—		11,857
Deferred advertising costs, current	—	1,433				(1,433)	(a)	—
Customer relationships, net	4,964	—		—		7,047	(a1)	12,011
Prepaid assets	1,699	—		—		—		1,699
Deposits	3,565	—		—		—		3,565
Other current assets	4,763	7,889		—		—		12,652
Total current assets	82,328	36,609		—		5,614		124,551
Property and equipment, net	5,035	—		—		14	(a2)	5,049
Fixed asset, net of accumulated depreciation	—	14		—		(14)	(a2)	—
Fair value of derivative assets	439	—				938	(f)	1,377
Customer acquisition costs, net	2,436	—		—		—		2,436
Customer acquisition costs, net of accumulated amortization	—	5,099		—		(5,099)	(a)	—
Deferred advertising costs	—	306		—		(306)	(a)	—
Customer relationships, net	4,418	—		—		14,095	(a1)	18,513
Deferred tax assets	52,460	—		—		—	(h)	52,460
Goodwill	18,379	—		—		41,262	(a4)	59,641
Other assets	2,567	—		47	(g)	5,418	(a3),(a)	8,032
Security deposits and other assets	—	47		(47)	(g)	—		—
Total assets	168,062	42,075		—		61,922		272,059

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	22,257	7,653		—		—		29,910
Accounts payable—affiliates	1,990	—		—		—		1,990
Accrued liabilities	14,368	13,561		—		367	(b)	28,296
Loans payable	—	12,230	(d)	—		—		12,230
Fair value of derivative liabilities	1,929	—		—		362	(f)	2,291
Current portion of Senior Credit Facility	5,306	—		—		15,914	(i)	21,220
Current deferred tax liability	1,407	—		—		—		1,407
Other current liabilities	2,308	—		—		6,420	(c)	8,728
Total current liabilities	49,565	33,444		—		23,063		106,072
Long-term liabilities:
Fair value of derivative liabilities	458	—		—		—		458
Long-term payable pursuant to tax receivable agreement - affiliates	46,768	—		—		—		46,768
Long-term portion of Senior Credit Facility	11,939	—		—		—		11,939
Non-current deferred tax liability	—	—		—		—	(h)	—
Convertible subordinated notes to affiliates	6,502	—		—		—		6,502
Other long-term liabilities	—	—		—		7,490	(c)	7,490
Total liabilities	115,232	33,444		—		30,553		179,229
Stockholders' equity:
Common stock Class A	65	—		—		—		65
Common stock Class B	76	—		—		20	(e)	96
Member's equity	—	8,631		—		(8,631)	(a)	—
Additional paid-in capital	21,997	—		—		—		21,997
Accumulated other comprehensive losss	(28)	—		—		—		(28)
Retained earnings	1,491	—		—		—		1,491
Total stockholders' equity	23,601	8,631		—		(8,611)		23,621
Non-controlling interest in Spark HoldCo, LLC	29,229	—		—		39,980	(e)	69,209
Total equity	52,830	8,631		—		31,369		92,830
Total liabilities and equity	$168,062	$42,075		$—		$61,922		$272,059

Notes to unaudited pro forma condensed combined balance sheet

(a)
To remove the Major Energy Companies' equity, capitalized advertising costs, capitalized customer acquisition costs and non-current other assets as well as to record the Purchase Price Allocation for identifiable assets of the acquisition as listed in items 1 through 4 below.

1
To record the fair value of Customer Intangibles, which includes: -- The asset corresponding to the MTM liability value in Note (f), which is not an increase to the purchase price but rather an assumption of a liability valued at fair value. -- The value of customer contracts and non-compete agreements.

2	To record change in Property and Equipment to fair value the assets.
3	To record the fair value of Trademarks acquired of $5.5 million.
4	To record the assembled workforce and remaining assets to Goodwill.
(b)
To record the remainder of the $5.0 million contingency assumed in the acquisition transactions in calculating the consideration transferred. The contingent liability represents future litigation settlements of which $4.6 million was recorded on the Major Energy Companies' financial statements as of June 30, 2016.

(c)
To record the estimated present value of future earnout and installment payments, of which $6.4 million will be due within one year after the acquisition by NG&E with the remaining $7.5 million recorded as a long-term liability.

(d)	To note that the current loans payable on the Major Energy Companies' balance sheet represents the amount owed to the sleeve contract provider, which will stay in place upon acquisition by Spark.
(e)
To record the equity issuance of two million Class B common shares at $20 per share as initial purchase consideration by Spark, which also equals the cash consideration transferred upon closing of the acquisition by NG&E on April 15, 2016.

(f)	To record the fair value derivative asset and liability position of derivatives acquired in the acquisition by NG&E, valued as of June 30, 2016.
(g)	Represents the reclassification of line items of the Major Energy Companies' financials to the comparable Spark financial statement line item.
(h)
The initial purchase of membership interests in the Major Energy Companies will be treated as an asset purchase for tax purposes. Management has assumed that book basis will be substantially equal to tax basis. Further, management gave no consideration to the effect of the acquisition transactions on the deferred tax assets that result from Spark’s tax receivable agreement.

(i)	To record the borrowings Spark will incur against its existing Senior Credit Facility line to purchase working capital.

In addition to the notes above, please see the table below for purchase consideration transferred and the forecasted allocation of the purchase price (which is not yet complete) upon the acquisition of the Major Energy Companies by NG&E:

Cash	$13,614
Net working capital, net of cash acquired	(436)
Regulatory liability assumed	(5,000)
Property and equipment	14
Intangible assets - customer relationships	21,142
Intangible assets - trademarks	5,465
Goodwill	41,262
Fair value of derivative liabilities	(7,259)
Total purchase price, including working capital	68,802
Earnouts and contingent payments	(13,910)
Total cash purchase price, including working capital	54,892
Cash borrowed to acquire working capital	(14,892)
Total cash purchase price, excluding working capital	$40,000

The total consideration to be given upon closing of the acquisition by Spark to NG&E will be two million Class B common shares with a total value of $40 million, which equals the total cash consideration transferred to the Major Energy Companies by NG&E upon acquisition.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015
(In thousands of U.S. Dollars, except per share data)

	Historical Spark	Major Energy Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Revenues:							—
Retail revenues	$356,659	$—	$189,228	(e)	$—		$545,887
Sale of natural gas and electricity	—	189,228	(189,228)	(e)	—		—
Net asset optimization	1,494	—	—		—		1,494
Total revenues	358,153	189,228	—		—		547,381

Operating expenses:
Retail cost of revenues	241,188	—	144,154	(e)	(4,111)	(a)	381,231
Cost of natural gas and electricity	—	144,154	(144,154)	(e)			—
General and administrative	61,682	—	22,894	(e)	3,200	(b)	87,776
Depreciation and amortization	25,378	—	9,121	(e)	8,477	(c)	42,976
Operating expenses	—	32,015	(32,015)	(e)			—
Total operating expenses	328,248	176,169	—		7,566		511,983
Operating income (loss)	29,905	13,059	—		(7,566)		35,398
Other (expense)/income:
Interest expense	(2,280)	(468)	—		—		(2,748)
Interest and other income	324	35	—		—		359
Total other expenses	(1,956)	(433)	—		—		(2,389)
Income (loss) before income tax expense	27,949	12,626	—		(7,566)		33,009
Income tax expense	1,974	90			373	(d)	2,437
Net income (loss)	25,975	12,536	—		(7,939)		30,572
Less: Net income (loss) attributable to non-controlling interests	22,110	—	—		(6,401)	(g)	15,709
Net income (loss) attributable to Spark Energy, Inc. stockholders	3,865	12,536	—		(1,538)		14,863
Other comprehensive income (loss):							—
Deferred gain (loss) from cash flow hedges	—	—	—		—		—
Reclassification of deferred gain (loss) from cash flow hedges into net income	—	—	—		—		—
Comprehensive income (loss)	$25,975	$12,536	$—		$(7,939)		$30,572

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$1.26	N/A					$4.85
Diluted	$1.06	N/A					$1.27

Weighted average shares of Class A common stock
Basic	3,064	N/A				(f)	3,064
Diluted	3,327	N/A				(f)	16,078

Notes to unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015

(a)
Represents the mark to market change of derivatives during the period presented for the Major Energy Companies, who historically took the normal purchase normal sale exemption and did not have its mark to market impacts on the statement of operations.

(b)	Represents expenses incurred as a result of the acquisition, including payments of bonuses and legal fees that arose in connection with the acquisition by NG&E.
(c)
Represents depreciation and amortization on property, plant and equipment and amortizable intangible assets, respectively, recorded in connection with the acquisition transactions. Note that the following useful lives were utilized for calculating depreciation and amortization on a straight-line basis: 3 years for Customer Intangibles, 20 years for Trademarks, and 3 years for Property, Plant and Equipment.

(d)
To record the provision for income tax expense. The pro forma adjustment to income tax expense differs from the statutory rate primarily based on income attributable to the noncontrolling interest for the period ended December 31, 2015. Prior to the acquisition by Spark, the Major Energy Companies were treated as partnerships for federal and state income tax purposes and therefore did not have a provision for income taxes. The pro forma combined income tax expense does not reflect the amount that would have resulted had Spark and the Major Energy Companies filed a consolidated income tax return during the period presented. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including changes in noncontrolling interest, geographical mix of income and effects of the tax receivable agreement that were not considered in these pro forma statements.

(e)	Represents the reclassification of line items of the Major Energy Companies' financials to the comparable Spark financial statement line item.
(f)
To reflect the impact on weighted average shares outstanding used in calculating basic and diluted earnings per share for the issuance of the two million Class B common shares in the Spark acquisition of the Major Energy Companies from NG&E for the year ended December 31, 2015.

(g)	Represents the split of net income to the non-controlling interest based on the weighted average non-controlling interest ownership during the period presented.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2016
(In thousands of U.S. Dollars, except per share data)

	Historical Spark	Major Energy Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Revenues:							—
Retail revenues	$186,882	$—	$89,488	(d)	$—		$276,370
Sale of natural gas and electricity	—	89,488	(89,488)	(d)	—		—
Net asset optimization	(150)	—	—		—		(150)
Total revenues	186,732	89,488	—		—		276,220

Operating expenses:
Retail cost of revenues	106,644	—	66,345	(d)	(7,835)	(a)	165,154
Cost of natural gas and electricity	—	66,345	(66,345)	(d)			—
General and administrative	33,580	—	13,340	(d)			46,920
Depreciation and amortization	13,033	—	4,140	(d)	3,661	(b)	20,834
Operating expenses	—	17,480	(17,480)	(d)			—
Total operating expenses	153,257	83,825	—		(4,174)		232,908
Operating income	33,475	5,663	—		4,174		43,312
Other (expense)/income:
Interest expense	(1,373)	(267)	—		—		(1,640)
Interest and other income	99	15	—		—		114
Total other expenses	(1,274)	(252)	—		—		(1,526)
Income before income tax expense	32,201	5,411	—		4,174		41,786
Income tax expense	5,723	30	—		1,316	(c)	7,069
Net income	26,478	5,381	—		2,858		34,717
Less: Net income attributable to non-controlling interests	19,964	—	—		1,853	(f)	21,817
Net income attributable to Spark Energy, Inc. stockholders	$6,514	$5,381	$—		$1,005		$12,900
Other comprehensive loss, net of tax:
Currency translation loss	$(61)	$—	$—		$—		$(61)
Other comprehensive loss	(61)	—	—		—		(61)
Comprehensive income	$26,417	$5,381	$—		$2,858		$34,656
Less: Comprehensive income attributable to non-controlling interests	19,931	—	—		1,853	(f)	21,784
Comprehensive income attributable to Spark Energy, Inc. stockholders	$6,486	$5,381	$—		$1,005		$12,872
Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$1.33	N/A					$2.63
Diluted	$1.25	N/A					$1.59

Weighted average shares of Class A common stock
Basic	4,899	N/A				(e)	4,899
Diluted	14,485	N/A				(e)	16,490

Notes to unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2016

(a)
Represents the mark to market change of derivatives during the period presented for the Major Energy Companies, who historically took the normal purchase normal sale exemption and did not have its mark to market impacts on the statement of operations.

(b)
Represents depreciation and amortization on property, plant and equipment and amortizable intangible assets, respectively, recorded in connection with the acquisition transactions. Note that the following useful lives were utilized for calculating depreciation and amortization on a straight-line basis: 3 years for Customer Intangibles, 20 years for Trademarks, and 3 years for Property, Plant and Equipment.

(c)
To record the provision for income tax expense. The pro forma adjustment to income tax expense differs from the statutory rate primarily based on income attributable to the noncontrolling interest for the period ended June 30, 2016. Prior to the acquisition by Spark, the Major Energy Companies were treated as partnerships for federal and state income tax purposes and therefore did not have a provision for income taxes. The pro forma combined income tax expense does not reflect the amount that would have resulted had Spark and the Major Energy Companies filed a consolidated income tax return during the period presented. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including changes in noncontrolling interest, geographical mix of income and effects of the tax receivable agreement that were not considered in these pro forma statements.

(d)	Represents the reclassification of line items of the Major Energy Companies' financials to the comparable Spark financial statement line item.
(e)
To reflect the impact on weighted average shares outstanding used in calculating basic and diluted earnings per share for the issuance of the two million Class B common shares in the Spark acquisition of the Major Energy Companies from NG&E for the six months ended June 30, 2016.

(f)	Represents the split of net income to the non-controlling interest based on the weighted average non-controlling interest ownership during the period presented.